                                                                   Exhibit 10(u)
================================================================================
================================================================================


                                CREDIT AGREEMENT

                                   DATED AS OF
                               SEPTEMBER 23, 1999




                                      AMONG

                                   LESCO, INC.
                                   AS BORROWER



                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS



                               NATIONAL CITY BANK
                     AS A LENDER, THE SWING LINE LENDER AND
                             AS ADMINISTRATIVE AGENT


================================================================================
================================================================================


                                TABLE OF CONTENTS
                                                                                                               Page

SECTION 1.        DEFINITIONS AND TERMS...........................................................................1
         1.1.     Certain Defined Terms...........................................................................1
         1.2.     Computation of Time Periods....................................................................16
         1.3.     Accounting Terms...............................................................................16
         1.4.     Terms Generally................................................................................16

SECTION 2.        AMOUNT AND TERMS OF LOANS......................................................................17
         2.1.     Commitments for Loans..........................................................................17
         2.2.     Minimum Borrowing Amounts, etc.; Pro Rata Borrowings...........................................17
         2.3.     Procedures for Borrowing.......................................................................17
         2.4.     Disbursement of Funds..........................................................................19
         2.5.     Refunding of, or Participation in, Swing Line Revolving Loans..................................19
         2.6.     Notes and Loan Accounts........................................................................20
         2.7.     Conversions of General Revolving Loans.........................................................21
         2.8.     Interest.......................................................................................22
         2.9.     Selection and Continuation of Interest Periods.................................................24
         2.10.    Increased Costs, Illegality, etc...............................................................25
         2.11.    Breakage Compensation..........................................................................27
         2.12.    Change of Lending Office; Replacement of Lenders...............................................27

SECTION 3.        FEES...........................................................................................28
         3.1.     Facility Fee...................................................................................28

SECTION 4.        REDUCTIONS AND TERMINATION OF COMMITMENTS......................................................29
         4.1.     Voluntary Termination/Reduction of Commitments.................................................29
         4.2.     Mandatory Termination/Adjustments of Commitments, etc..........................................29
         4.3.     Extension of Maturity Date.....................................................................29

SECTION 5.        PAYMENTS.......................................................................................30
         5.1.     Voluntary Prepayments..........................................................................30
         5.2.     Mandatory Prepayments..........................................................................30
         5.3.     Method and Place of Payment....................................................................32
         5.4.     Net Payments...................................................................................32
         5.5.     Late Charges...................................................................................33

SECTION 6.        CONDITIONS PRECEDENT...........................................................................33
         6.1.     Conditions Precedent at Closing Date...........................................................33
         6.2.     Conditions Precedent to All Loans..............................................................34

SECTION 7.        REPRESENTATIONS AND WARRANTIES.................................................................34
         7.1.     Corporate Status, etc..........................................................................34
         7.2.     Subsidiaries...................................................................................34
         7.3.     Corporate Power and Authority, etc.............................................................34
         7.4.     No Violation...................................................................................35
         7.5.     Governmental Approvals.........................................................................35
         7.6.     Litigation.....................................................................................35
         7.7.     Use of Proceeds; Margin Regulations............................................................35
         7.8.     Financial Statements, etc......................................................................35
         7.9.     No Material Adverse Change.....................................................................36
         7.10.    Tax Returns and Payments.......................................................................36


                                                                                                               Page

         7.11.    Title to Properties, etc.......................................................................36
         7.12.    Lawful Operations, etc.........................................................................36
         7.13.    Environmental Matters..........................................................................36
         7.14.    Compliance with ERISA..........................................................................37
         7.15.    Intellectual Property, etc.....................................................................37
         7.16.    Investment Company.............................................................................37
         7.17.    Burdensome Contracts; Labor Relations..........................................................37
         7.18.    Existing Indebtedness..........................................................................38
         7.19.    Year 2000 Computer Matters.....................................................................38
         7.20.    True and Complete Disclosure...................................................................38

SECTION 8.        AFFIRMATIVE COVENANTS..........................................................................38
         8.1.     Reporting Requirements.........................................................................38
         8.2.     Books, Records and Inspections.................................................................41
         8.3.     Insurance......................................................................................41
         8.4.     Payment of Taxes and Claims....................................................................41
         8.5.     Corporate Franchises...........................................................................41
         8.6.     Good Repair....................................................................................41
         8.7.     Compliance with Statutes, etc..................................................................42
         8.8.     Compliance with Environmental Laws.............................................................42
         8.9.     Fiscal Years, Fiscal Quarters..................................................................42
         8.10.    Hedge Agreements, etc..........................................................................42
         8.11.    Senior Debt....................................................................................43

SECTION 9.        NEGATIVE COVENANTS.............................................................................43
         9.1.     Changes in Business............................................................................43
         9.2.     Consolidation, Merger, Acquisitions, Asset Sales, etc..........................................43
         9.3.     Liens..........................................................................................44
         9.4.     Indebtedness...................................................................................45
         9.5.     Advances, Investments, Loans and Guaranty Obligations..........................................46
         9.6.     Dividends, Stock Repurchases, etc..............................................................48
         9.7.     Ratio of Consolidated Total Debt to Consolidated Total Adjusted Capital........................48
         9.8.     Ratio of Consolidated Total Debt to Consolidated EBITDA........................................48
         9.9.     Interest and Rent Coverage Ratio...............................................................48
         9.10.    Prepayments and Refinancings of Other Debt, etc................................................48
         9.11.    Transactions with Affiliates...................................................................49
         9.12.    Plan Terminations, Minimum Funding, etc........................................................49

SECTION 10.       EVENTS OF DEFAULT..............................................................................49
         10.1.    Events of Default..............................................................................49
         10.2.    Acceleration, etc..............................................................................50
         10.3.    Application of Liquidation Proceeds............................................................51

SECTION 11.       THE ADMINISTRATIVE AGENT.......................................................................51
         11.1.    Appointment....................................................................................51
         11.2.    Delegation of Duties...........................................................................51
         11.3.    Exculpatory Provisions.........................................................................51
         11.4.    Reliance by Administrative Agent...............................................................52
         11.5.    Notice of Default..............................................................................52
         11.6.    Non-Reliance...................................................................................52
         11.7.    Indemnification................................................................................53



                                                                                                               Page

         11.8.    The Administrative Agent in Individual Capacity................................................53
         11.9.    Successor Administrative Agent.................................................................53
         11.10.   Other Agents...................................................................................53

SECTION 12.       MISCELLANEOUS..................................................................................53
         12.1.    Payment of Expenses etc........................................................................53
         12.2.    Right of Setoff................................................................................55
         12.3.    Notices........................................................................................55
         12.4.    Benefit of Agreement...........................................................................55
         12.5.    No Waiver: Remedies Cumulative.................................................................57
         12.6.    Payments Pro Rata..............................................................................58
         12.7.    Calculations: Computations.....................................................................58
         12.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.........................58
         12.9.    Counterparts...................................................................................59
         12.10.   Effectiveness; Integration.....................................................................59
         12.11.   Headings Descriptive...........................................................................59
         12.12.   Amendment or Waiver............................................................................59
         12.13.   Survival.......................................................................................60
         12.14.   Domicile of Loans..............................................................................60
         12.15.   Confidentiality................................................................................60
         12.16.   Lender Register................................................................................61
         12.17.   General Limitation of Liability................................................................61
         12.18.   No Duty........................................................................................61
         12.19.   Lenders and Agents Not Fiduciary to Borrower, etc..............................................61
         12.20.   Survival of Representations and Warranties.....................................................61
         12.21.   Independence of Covenants......................................................................62

ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV          -        DESCRIPTION OF EXISTING LIENS
ANNEX V           -        DESCRIPTION OF EXISTING ADVANCES, LOANS,
                           INVESTMENTS AND GUARANTEES


EXHIBIT A-1       -        FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2       -        FORM OF SWING LINE REVOLVING NOTE
EXHIBIT B-1       -        FORM OF NOTICE OF BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF CONVERSION
EXHIBIT C         -        FORM OF CORPORATE CERTIFICATE
EXHIBIT D         -        FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER
EXHIBIT E         -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT F         -        FORM OF SECTION 5.4(b)(ii) CERTIFICATE

         CREDIT AGREEMENT, dated as of September 23, 1999 (herein, as amended, supplemented or otherwise modified from time to time, "THIS AGREEMENT"), among the following:

                  (i) LESCO, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                  (ii) the lending institutions listed in Annex I hereto (herein, together with its or their successors and assigns, each a "LENDER" and collectively, the "LENDERS");

                  (iii) NATIONAL CITY BANK, a national banking association, as one of the Lenders, as the Lender under the Swing Line Revolving Facility referred to herein (herein, together with its successors and assigns, the "SWING LINE LENDER"), and as administrative agent (the "ADMINISTRATIVE AGENT"):


         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrower, to finance Acquisitions and in order to provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.


         NOW, THEREFORE, it is agreed:


         SECTION 1.        DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADJUSTED EURODOLLAR RATE" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum which appears on page 3750 of the Telerate Screen (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by the Administrative Agent) for Dollar deposits of $1,000,000 in same day funds for a maturity corresponding to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/16th of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.

         "AGREEMENT" shall have the meaning provided in the introductory paragraph of this Agreement.

         "APPLICABLE EURODOLLAR MARGIN" shall have the meaning provided in section 2.8(h).

         "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 3.1(b).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans, (ii) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans, and (iii) in the case of Borrowings from the Swing Line Lender which consist of Money Market Rate Loans, the Domestic Lending Office of the Swing Line Lender.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.8(h).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business.

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(g).

         "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWING" shall mean (i) the incurrence of General Revolving Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period, or (ii) the incurrence of a Swing Line Revolving Loan of a single Type from the Swing Line Lender on a given date, having in the case of a Money Market Loan a single maturity date and Quoted Rate.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition;

                  (iv) investments in money market funds or mutual funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above; and

                  (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank.

         "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section. 9601 et Seq.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, or any members of the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 35%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                  (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

                  (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

                  (v) any "change in control" or any similar term as defined in any of the indentures, credit agreements, note or securities purchase agreements, or other agreements or instruments governing any Indebtedness of the Borrower or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend or otherwise invest or purchase in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

As used in this definition, the term"CURRENT HOLDER GROUP" shall mean (i) those persons, if any, who as of the Effective Date have disclosed in filings with the SEC their beneficial ownership of more than 5% of the outstanding shares of capital stock of the Borrower, (ii) those other persons who are officers and directors of the Borrower at the Effective Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) and (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COMMITMENT" shall mean with respect to each Lender its General Revolving Commitment or its Swing Line Revolving Commitment, or both, as the case may be.

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures for property, plant or equipment (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum (without duplication) of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) extraordinary and other non-recurring non-cash losses and charges; LESS (B) gains on sales of assets and other extraordinary or other non-recurring gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBIT for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT for such period; PLUS the sum (without duplication) of the amounts for such period included in determining Consolidated Net Income of (i) Consolidated Depreciation Expense, and (ii) Consolidated Amortization Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases and Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, BUT EXCLUDING, HOWEVER, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof: (i) all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date (I.E., the sum of the entries for (1) the par or stated value of common stock and preferred stock (but excluding treasury stock and capital stock subscribed and unissued), (2) paid-in capital and (3) retained earnings (or deficit)), MINUS (ii) to the extent included in clause (i), all amounts properly attributable to minority interests, if any, in the stock or other equity of Subsidiaries; PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSOLIDATED RENTAL EXPENSE" shall mean, for any period, total rental expense of the Borrower and its Subsidiaries, including the interest portion of all Capitalized Leases and Synthetic Leases if such amount is not reflected in Consolidated Interest Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL ADJUSTED CAPITAL" shall mean at any time (i) Consolidated Total Debt at such time; PLUS (ii) Consolidated Net Worth as of the end of its most recent fiscal quarter for which the Borrower's consolidated financial statements have been furnished to the Lenders under this Agreement; PLUS (iii) to the extent deducted in determining such Consolidated Net Worth, all amounts properly attributable to minority interests, if any, in the stock or other equity of Subsidiaries; MINUS (iv) the aggregate amount of goodwill and intangible assets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, as determined in accordance with GAAP.

         "CONSOLIDATED TOTAL ASSETS" shall mean with respect to any person at any date of determination the net book value of all assets which would appear on a consolidated balance sheet of such person and its consolidated Subsidiaries at such date which is prepared in accordance with GAAP.

         "CONSOLIDATED TOTAL DEBT" shall mean the sum (without duplication) of the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease, or the higher of liquidation value or stated value, in the case of Redeemable Stock) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis, PROVIDED that for purposes of this definition no obligations under Hedge Agreements shall be considered in determining Consolidated Total Debt.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of a General Revolving Loan which is a Eurodollar Loans for an additional Interest Period as provided in section 2.9.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.7, 2.9(b), 2.10 or 5.2.

         "CREDIT DOCUMENTS" shall mean this Agreement and the Notes.

         "CTP" shall mean Commercial Turf Products, Ltd., an Ohio limited liability company, and its successors and assigns.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.

         "DOLLARS", "U.S. DOLLARS", "DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is:

                  (i) identified in a written notice from the Administrative Agent or a requesting Lender to the Borrower, and not disapproved in writing by the Borrower in a notice given to the Administrative Agent and any such requesting Lender, specifying the reasons for such disapproval, within five Business Days following the receipt by the Borrower of such notice disclosing the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing; and

                  (ii) not a direct competitor of the Borrower and its Subsidiaries, considered as an entirety, or CTP and its Subsidiaries, considered as an entirety, or engaged in the same or similar principal lines of business as the Borrower and its Subsidiaries considered as an entirety, or CTP and its Subsidiaries considered as an entirety, or a Subsidiary of any such competitor.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EURODOLLAR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.8(b).

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.18.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

         "FACILITY" shall mean the General Revolving Facility or the Swing Line Revolving Facility, as applicable.

         "FACILITY FEE" shall have the meaning provided in section 3.1(a).

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 3.

         "FINANCIAL PROJECTIONS" shall have the meaning provided in section 7.8(b).

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

         "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "GENERAL REVOLVING FACILITY" shall mean the credit facility evidenced by the Total General Revolving Commitment.

         "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender with a General Revolving Commitment shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

         "GENERAL REVOLVING LOAN" shall have the meaning provided in section 2.1(a).

         "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i)  all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INTEREST AND RENT COVERAGE RATIO" shall mean, for any Testing Period, the ratio of (i) Consolidated EBIT PLUS Consolidated Rental Expense, for such Testing Period, TO (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for such Testing Period, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Interest and Rent Coverage Ratio for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower on a going concern basis for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

         "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of its obligations under this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any Swing Line Participation Amount under section 2.5(b), or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with such obligations, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 12.16.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1 and shall include any General Revolving Loan or Swing Line Revolving Loan, as the case may be.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrower and/or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against the Borrower, of any of the Credit Documents to which it is a party.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean June 30, 2003, or such later date to which the Maturity Date shall have been extended pursuant to section 4.3, or in any event such earlier date on which the Total Commitment is terminated.

         "MINIMUM BORROWING AMOUNT" shall mean (i) for General Revolving Loans which are (A) Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, or (B) Eurodollar Loans, $2,000,000, with minimum increments thereafter of $1,000,000; and (ii) for Swing Line Revolving Loans, $100,000, with minimum increments thereafter of $50,000.

         "MONEY MARKET RATE LOAN" shall mean each Swing Line Revolving Loan bearing interest at a rate provided in section 2.8(c).

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale,
(ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall mean a General Revolving Note or a Swing Line Revolving Note, as the case may be.

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.3(a).

         "NOTICE OF CONTINUATION" shall have the meaning provided in section 2.9(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.7.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services Division (facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "NOTICE OF SWING LINE REFUNDING" shall have the meaning provided in section 2.5(a).

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services Division (facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such Acquisition involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

                  (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

                  (iii) if as a result of an Acquisition a person becomes a Subsidiary of the Borrower, such Subsidiary shall be a Wholly-Owned Subsidiary;

                  (iv) the aggregate consideration for such Acquisition, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $10,000,000, UNLESS the Required Lenders specifically approve or consent to such Acquisition; PROVIDED that no such approval or consent shall be effective to permit an Acquisition involving consideration over $15,000,000 unless all of the Lenders join in such consent or approval;

                  (v) the aggregate consideration for such Acquisition and all other Permitted Acquisitions completed in within the preceding 12 month period, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $20,000,000, UNLESS the Required Lenders specifically approve or consent to such Acquisition; PROVIDED that no such approval or consent shall be effective to permit an Acquisition which would result in such aggregate consideration exceeding $25,000,000 unless all of the Lenders join in such consent or approval; and

                  (vi) the Borrower would, after giving effect to such Acquisition, be in compliance, on a PRO FORMA basis, with the financial covenants contained in sections 9.7, 9.8 and 9.9, such PRO FORMA ratios being determined:

                           (A) as if (x) such Acquisition had been completed at
                  the beginning of the most recent period of four consecutive fiscal quarters of the Borrower for which financial information for the Borrower and the business or person to be acquired, is available, and (y) any such Indebtedness incurred to finance such Acquisition had been outstanding for such period; and

                           (B) without giving effect to any credit for
                  unobtained or unrealized gains in connection with such Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent the Administrative Agent determines (acting on instructions from the Required Lenders) such adjustments to be reasonable and appropriate under the particular circumstances);

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

         "PERMITTED LIENS" shall mean Liens described in section 9.3.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Administrative Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.8(a).

         "PRINCIPAL OFFICER" shall mean any officer of the Borrower whose title is (including any titles which is substantially the same as): (i) Chief Executive Officer, (ii) President, (iii) Chief Financial Officer or Vice President- Finance, (iv) Treasurer, or (v) General Counsel.

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "QUOTED RATE" shall have the meaning provided in section 2.3(b).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section. 6901 et seq.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDEEMABLE STOCK" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, or at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) NCB, and (ii) any other Lender or Lenders (x) selected as a Reference Bank by the Administrative Agent and the Required Lenders, and (y) whose selection is approved by the Borrower, such approval not to be unreasonably withheld or delayed.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute more than 66+2/3% of the sum of the total outstanding General Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the General Revolving Loans or having such amount of the Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the General Revolving Loans or Unutilized General Revolving Commitments).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SENIOR NOTES" shall mean (i) the $5,000,000 aggregate original principal amount of 6.52% Senior Notes, Series A, due June 15, 2001, (ii) the $15,000,000 aggregate original principal amount of 6.64% Senior Notes, Series B, due June 15, 2004, (iii) the $5,000,000 aggregate original principal amount of 6.71% Senior Notes, Series C, due June 15, 2008, and (iv) the $25,000,000 aggregate original principal amount of 7.00% Senior Notes, Series D, due June 15, 2008, issued by the Borrower pursuant to the Note Purchase Agreement, dated as of June 15, 1998.

         "STANDARD PERMITTED LIENS" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                  (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(f);

                  (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (v) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (vi) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety; and

                  (vii) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor).

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SWING LINE LENDER" shall have the meaning provided in the introductory paragraph hereof and shall include any other single Lender to whom the Swing Line Lender has transferred its entire Swing Line Revolving Commitment and any Swing Line Revolving Loans.

         "SWING LINE REVOLVING COMMITMENT" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in Annex I as its "Swing Line Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 12.4.

         "SWING LINE REVOLVING FACILITY" shall mean the credit facility evidenced by the Swing Line Revolving Commitment.

         "SWING LINE REVOLVING LOAN" shall have the meaning provided in section 2.1(b).

         "SWING LINE REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TESTING PERIOD" shall mean for any determination, a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Borrower then last ended which are so indicated in such provision.

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan, a Eurodollar Loan or a Money Market Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED GENERAL REVOLVING COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's General Revolving Commitment at such time over (ii) the principal amount of General Revolving Loans made by such Lender and outstanding at such time.

         "UNUTILIZED SWING LINE REVOLVING COMMITMENT" for the Swing Line Lender at any time shall mean the excess of (i) the Swing Line Lender's Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of Swing Line Revolving Loans made by the Swing Line Lender and outstanding at such time.

         "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over
(ii) the aggregate principal amount of all General Revolving Loans then outstanding.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, e-mail electronic transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.


         SECTION 2.        AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn, to the extent such Lender has a Commitment under a Facility for the Borrower, under the applicable Facility, as set forth below:

                  (A) GENERAL REVOLVING FACILITY. Loans to the Borrower under the General Revolving Facility (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS") (i) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (ii) shall be made only in U.S. Dollars; (iii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, General Revolving Loans which are either Prime Rate Loans or Eurodollar Loans, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type; (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (v) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (vi) shall not exceed for any Lender at any time outstanding the General Revolving Commitment of such Lender at such time.

                  (B) SWING LINE REVOLVING FACILITY. Loans to the Borrower under the Swing Line Revolving Facility (each a "SWING LINE REVOLVING LOAN" and, collectively, the "SWING LINE REVOLVING LOANS") (i) shall be made only by the Swing Line Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall be made only in U.S. Dollars; (iv) shall have a maturity of 15 days or less; (v) may be incurred as either a Prime Rate Loan or a Money Market Rate Loan; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (viii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Revolving Commitment at such time.

         2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day, PROVIDED that (i) if there are two or more Borrowings on a single day under the General Revolving Facility which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, (ii) only one Borrowing under the Swing Line Revolving Facility may be made on any single day, and (iii) at no time shall there be more than 5 Borrowings under the General Revolving Facility consisting of Eurodollar Loans outstanding hereunder.

         (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         2.3. PROCEDURES FOR BORROWING. (A) NOTICE OF BORROWING. Whenever the Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

                  (A) BORROWINGS UNDER THE GENERAL REVOLVING FACILITY: in the case of any Borrowing under the General Revolving Facility of (1) Eurodollar Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or
         (2) Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), or

                  (B) BORROWINGS UNDER THE SWING LINE REVOLVING FACILITY: in the case of any Borrowing under the Swing Line Revolving Facility of (1) Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or
         (2) Money Market Rate Loans to be made hereunder, if the Administrative Agent shall have furnished the Borrower with a Quoted Rate therefor, prior to 12:00 noon (local time at its Notice Office), at least same Business Day's prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), which proposed Borrowing shall be within such period as the Administrative Agent shall have specified for such Quoted Rate.

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which the Borrowing is to be incurred; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurodollar Loans or Money Market Rate Loans; (v) if the Borrowing consists of Swing Line Revolving Loans, the maturity date thereof (which shall not be more than 15 days), and if such Swing Line Revolving Loans are Money Market Rate Loans, the Quoted Rate therefor; and
(vi) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto. If the Borrower fails to specify in a Notice of Borrowing the maturity date of any Swing Line Revolving Loans, such maturity date shall be deemed to be 15 days. If the Borrower fails to specify in a Notice of Borrowing the Interest Period for any Eurodollar Loans, such Interest Period shall be deemed to be one month. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (B) BORROWINGS OF MONEY MARKET RATE LOANS. Whenever the Borrower proposes to submit a Notice of Borrowing with respect to Swing Line Revolving Loans which will be Money Market Rate Loans, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loans if such Loans are made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Borrower as the Quoted Rate applicable to such proposed Money Market Rate Loans if made on or before such specified date for a maturity as so proposed by the Borrower. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to (or greater than) the sum of (x) the Applicable Eurodollar Margin and (y) the Applicable Facility Fee Rate, each as in effect at the time of quotation of any Quoted Rate, over the then prevailing fully absorbed average cost of short term funds of the Swing Line Lender, Federal Funds Effective Rate, commercial paper, call money, overnite repurchase or other commonly quoted interest rate, in each case as selected by the Swing Line Lender. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

         (C) ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONE NOTICE. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.4. DISBURSEMENT OF FUNDS. (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the Facility under which any Borrowing pursuant to such Notice of Borrowing is to be made will make available its PRO RATA share, if any, of each Borrowing under such Facility requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.1 or 4.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS. (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of the Borrower has occurred, also to the Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting General Revolving Loans consisting of Prime Rate Loans in the amount of the Swing Line Revolving Loans to which it relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender, in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a General Revolving Loan to the Borrower in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related. The Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute General Revolving Loans hereunder consisting of Prime Rate Loans.

         (b) If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(g) shall have occurred in respect of the Borrower or one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

         (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (d) Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

                  (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

                  (ii) at the time the Swing Line Revolving Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, the Borrower, or any other person, may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

         2.6. NOTES AND LOAN ACCOUNTS. (A) FORMS OF NOTES. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if General Revolving Loans, by a promissory note substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"), and (ii) if Swing Line Revolving Loans, by a promissory note substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the "SWING LINE REVOLVING NOTE").

         (B) GENERAL REVOLVING NOTES. The General Revolving Note issued to a Lender with a General Revolving Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the General Revolving Commitment of such Lender and be payable in the principal amount of General Revolving Loans evidenced thereby;
(iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (C) SWING LINE REVOLVING NOTE. The Swing Line Revolving Note issued to the Swing Line Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Swing Line Revolving Commitment of such Lender and be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (iv) mature as to any Swing Line Revolving Loan evidenced thereby on the maturity date, not later than the 15th day following the date such Swing Line Revolving Loan was made, specified in the applicable Notice of Borrowing; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (D) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (E) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and the Interest Period or maturity date and applicable interest rate if such Loan is a Eurodollar Loan or Money Market Rate Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (F) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.6(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

         (G) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.7. CONVERSIONS OF GENERAL REVOLVING LOANS. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its General Revolving Loans of one Type owing by it into a Borrowing or Borrowings pursuant to the General Revolving Facility of another Type of Loans which can be made pursuant to such Facility, PROVIDED that:

                  (a) no partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

                  (b) any Conversion of Eurodollar Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans;

                  (c) Prime Rate Loans may only be Converted into Eurodollar Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree; and

                  (d) Prime Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under section 2.10; and

                  (e) Borrowings of Eurodollar Loans resulting from this section
         2.7 shall conform to the requirements of section 2.2(a).

Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days', in the case of Conversion into a Eurodollar Loans (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any General Revolving Loans out of the proceeds of other General Revolving Loans by the Borrower is not considered a Conversion of General Revolving Loans into other General Revolving Loans.

         2.8. INTEREST. (A) INTEREST RATE FOR PRIME RATE LOANS. During such periods as a General Revolving Loan or a Swing Line Revolving Loan is a Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time PLUS the Applicable Prime Rate Margin (as defined below) in effect from time to time.

         (B) INTEREST RATE FOR EURODOLLAR LOANS. During such periods as a General Revolving Loan is a Eurodollar Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the relevant Adjusted Eurodollar Rate for such Interest Period PLUS the Applicable Eurodollar Margin (as defined below) in effect from time to time.

         (C) INTEREST RATE FOR MONEY MARKET RATE LOANS. During such periods as a Swing Line Revolving Loan is a Money Market Rate Loan, the unpaid principal amount thereof shall bear interest at the rate per annum which shall be equal to the Quoted Rate therefor.

         (D) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which would be applicable under section 2.8(a) to Prime Rate Loans in effect from time to time. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal 2% per annum above the interest rate which would be applicable under section 2.8(a) to Prime Rate Loans in effect from time to time.

         (E) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                  (i) in the case of any Swing Line Revolving Loan, (A) at the maturity date thereof, which shall in any event be not later than the 15th day after such Swing Line Revolving Loan was made, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand; and

                  (ii) in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (F) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (G) INFORMATION AS TO INTEREST RATES. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the affected Lenders thereof. If the Administrative Agent is unable to determine the Adjusted Eurodollar Rate for any Borrowing of Eurodollar Loans by reference to the Telerate screen or other information provided by a service organization referred to in clause (i) of the definition of the term Adjusted Eurodollar Rate, then each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for any such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate on the basis of timely information furnished by the remaining Reference Banks.

         (H) INTEREST MARGINS. As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, and the term "APPLICABLE EURODOLLAR MARGIN", as applied to any General Revolving Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA and such Pricing Grid Table, and the following provisions:

                  (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin will be zero basis points per annum and the Applicable Eurodollar Margin for General Revolving Loans will be 150 basis points per annum.

                  (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to September 30, 1999, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin for any Prime Rate Loan and the the Applicable Eurodollar Margin for any Eurodollar Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin and the Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b), as applicable, of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (iii) Notwithstanding the above provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (iv) Any changes in the Applicable Prime Rate Margin or the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(h) shall be conclusive and binding absent manifest error.


                                                PRICING GRID TABLE
                                            (EXPRESSED IN BASIS POINTS)


===================================================================================================================
       RATIO OF                                APPLICABLE EURODOLLAR          APPLICABLE PRIME          APPLICABLE
CONSOLIDATED TOTAL DEBT                          MARGIN FOR GENERAL             RATE MARGIN            FACILITY FEE
         TO                                       REVOLVING LOANS                                          RATE
CONSOLIDATED EBITDA
===================================================================================================================

greater than or equal to 4.00 to 1.00                  175.00                       -0-                    50.00
-------------------------------------------------------------------------------------------------------------------
greater than or equal to 3.50 to 1.00
and less than  4.00 to 1.00                            150.00                       -0-                    35.00
-------------------------------------------------------------------------------------------------------------------

greater than or equal to 3.00 to 1.00
and less 3.50 to 1.00                                  120.00                       -0-                    30.00
-------------------------------------------------------------------------------------------------------------------

greater than or equal to 2.50 to 1.00
and less than 3.00 to 1.00                             100.00                       -0-                    25.00
-------------------------------------------------------------------------------------------------------------------

greater than or equal to 2.00 to 1.00
and less than 2.50 to 1.00                              75.00                       -0-                    25.00
-------------------------------------------------------------------------------------------------------------------

less than 2.00 to 1.00                                  50.00                       -0-                    20.00
===================================================================================================================




         2.9. SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) The Borrower shall have the right

                  (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing of General Revolving Loans consisting of Eurodollar Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

                  (y) prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of General Revolving Loans consisting of Eurodollar Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; PROVIDED, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.10 and to the following:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any Eurodollar Loan may be selected which would end after the Maturity Date;

                  (v) each Borrowing of Eurodollar Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto;

                  (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree; and

                  (vii) the initial Interest Period for the Borrowing under the General Revolving Facility on the Closing Date which is in the aggregate amount of $7,000,000, and only such initial Interest Period, shall have a duration from the Closing Date to December 20, 1999.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period. If the Borrower fails to specify in a Notice of Continuation the Interest Period for any Eurodollar Loans which will be Continued as Eurodollar Loans, such Interest Period shall be deemed to be one month.

         2.10. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender reasonably deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.10(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.10 for any amounts incurred or accruing more than 120 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such section, PROVIDED that if a change in applicable law, rule, regulation, guideline or order, or in the interpretation or application thereof, becomes effective during such 120 day period but is retroactive to an earlier date, such 120 day period shall be extended to include the period of retroactive effect thereof, and (ii) no

Lender shall demand compensation for any reduction referred to in section 2.10(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.11. BREAKAGE COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Money Market Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or withdrawn by the Borrower or deemed rescinded or withdrawn pursuant to section 2.10(a)), or (B) a Borrowing of Money Market Rate Loans does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any of its Money Market Rate Loans occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any of its Eurodollar Loans or Money Market Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; (v) if such Lender transfers its Eurodollar Loans pursuant to a request by the Borrower under section 2.12(b) hereof; or (vi) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Money Market Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.10(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period (or maturity period, in the case of a Money Marker Rate Loan) therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan, or maturity period, in the case of a Money Marker Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

         2.12. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.10(a)(ii) or (iii) or 2.10(c), with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.10(a)(ii) or (iii) or 2.10(c) with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under section 2.11 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.10(a)(ii) or (iii) or 2.10(c) with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.10.


         SECTION 3.        FEES.

         3.1. FACILITY FEE. (a) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE"), for the account of each Non-Defaulting Lender which has a General Revolving Commitment, for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated and no General Revolving Loans are outstanding, which Facility Fee, in the case of any such Non- Defaulting Lender, shall be computed on the amount of the General Revolving Commitment of such Non-Defaulting Lender, whether used or unused, at the Applicable Facility Fee Rate in effect from time to time. The Facility Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 1999.

         (b) As used herein, the term "APPLICABLE FACILITY FEE RATE" means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.8(h) hereof, based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA, and the following provisions:

                  (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 35 basis points per annum.

                  (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to September 30, 1999, and continuing for each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table. Changes in the Applicable Facility Fee Rate shall be made and effective as of the same date as is provided in section 2.8(h) in the case of the determination of the Applicable Prime Rate Margin or Applicable Eurodollar Margin.

                  (iii) Notwithstanding the above provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (iv) Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 3.1(b) shall be conclusive and binding absent manifest error.

         3.2. OTHER FEES. The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Administrative Agent.

         3.3. COMPUTATIONS OF FEES. All computations of Fees under this Agreement shall be made in accordance with section 12.7(b).

         SECTION 4.        REDUCTIONS AND TERMINATION OF COMMITMENTS.

         4.1. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to:

                  (a) terminate the Total Commitment, PROVIDED that all outstanding Loans are contemporaneously prepaid in accordance with section 5.1;

                  (b) terminate the Swing Line Revolving Commitment, PROVIDED that all outstanding Swing Line Revolving Loans are contemporaneously prepaid in accordance with section 5.1;

                  (c) partially and permanently reduce the Unutilized Total General Revolving Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.1(c) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total General Revolving Commitment, the Total General Revolving Commitment then in effect shall exceed the Swing Line Revolving Commitment then in effect by at least $20,000,000; and/or

                  (d) partially and permanently reduce the Unutilized Swing Line Revolving Commitment, PROVIDED that any partial reduction of the Unutilized Swing Line Revolving Commitment pursuant to this section 4.1(d) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.2. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on September 30, 1999, unless the Closing Date has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (c) The Total General Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of General Revolving Loans would be made pursuant to section 5.2(d) if General Revolving Loans were then outstanding in the full amount of the Total General Revolving Commitment then in effect, in an amount equal to the required prepayment of principal of General Revolving Loans which would be required to be made in such circumstance. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders. The Borrower will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total General Revolving Commitment pursuant to this section 4.2(c), specifying the date and amount of the reduction.

         4.3. EXTENSION OF MATURITY DATE. At any time after January 1, 2000 and during the 60 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 60 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If all of the Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any Lender may deem relevant, the Borrower, the Administrative Agent and all of the Lenders shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.


         SECTION 5.        PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (x) 12:00 noon (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                           (y) 12:00 noon (local time at the Notice Office) one
                  Business day prior to the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) in the case of prepayment of any Borrowings under the General Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Prime Rate Loans, and at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

                  (c) in the case of prepayment of any Borrowings under the Swing Line Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $100,000 or an integral multiple of $50,000 in excess thereof;

                  (d) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (f) each prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurodollar Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.11.

         5.2. MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING GENERAL REVOLVING LOANS AND SWING LINE REVOLVING LOANS EXCEED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans, PLUS (ii) the aggregate outstanding principal amount of Swing Line Revolving Loans, EXCEEDS the Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date that principal amount of Swing Line Revolving Loans and, after Swing Line Revolving Loans have been paid in full, General

         Revolving Loans, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 5.1.

                  (B) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Unutilized Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (C) IF OUTSTANDING SWING LINE REVOLVING LOANS EXCEED SWING LINE REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Swing Line Revolving Commitment at such time, the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 5.1.

                  (D) CERTAIN PROCEEDS OF ASSET SALES. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales in an aggregate amount at least equal to 10% of the Borrower's Consolidated Net Worth as of the end of the preceding fiscal year, then not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of FIRST, Swing Line Revolving Loans and, SECOND, after Swing Line Revolving Loans have been paid in full, General Revolving Loans; PROVIDED, that (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrower and its Subsidiaries have expected Consolidated Capital Expenditures during the following 12 months, and
         (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrower so indicates that such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the outstanding Swing Line Revolving Loans and General Revolving Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 5.1, at least equal to such remaining amount.

                  (E) CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full,

                  (F) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment,
         (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.11. Any repayment or prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.11.

         5.3. METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) FIRST, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) SECOND, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as otherwise provided for in section 5.4(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future United States withholding taxes. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing payment thereof by the Borrower.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b).

         (c) Notwithstanding anything to the contrary contained in section 5.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United

States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to section 5.4(b), or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) of section 5.2(b) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.

         5.5. LATE CHARGES. If any principal of any Loan is not paid within 10 days after the Administrative Agent shall have given the Borrower notice of demand for the payment of the same or within 10 days after any Event of Default described in section 10.1(g) in respect of the Borrower shall have occurred, or if any interest on any Loan is not paid within 10 days after the same becomes due, THEN and in any such case the Administrative Agent shall have the right to assess a late charge, payable by the Borrower upon demand, in an amount equal to the greater of $20.00 or 5% of the amount not timely paid. Any such late charge shall be for the account of the Lenders for the benefit of whom such amount was not timely paid and shall be in addition to any other amounts payable by the Borrower under the Credit Documents.


         SECTION 6. CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans is subject to the satisfaction of each of the following conditions on the Closing Date:

                  (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c) CORPORATE CHARTER AND LONG FORM GOOD STANDING. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, (i) a copy of the Articles of Incorporation of the Borrower and any and all amendments and restatements thereof, certified as of a recent date by the Secretary of State of the State of Ohio, and (ii) a certificate the Secretary of State of the State of Ohio, dated as of a recent date, listing all charter documents affecting the Borrower and certifying as to the good standing of the Borrower.

                  (d) CORPORATE CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date or reasonably prior thereto, substantially in the form attached hereto as Exhibit C, and such certificate shall be satisfactory in form and substance to the Administrative Agent.

                  (e) OPINION OF COUNSEL. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Baker & Hostetler LLP, special counsel to the Borrower, substantially in the form of Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

                  (f) EXISTING CREDIT FACILITIES. Contemporaneously with the Closing Date, the Borrower shall have terminated the commitments of the lenders under its existing credit agreement, dated as of September 30, 1994, as amended, and prepaid all borrowings thereunder.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lenders to make each Loan is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section
         2.3 with respect to the incurrence of Loans.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of such Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Borrower contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


        SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of each Loan:

         7.1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. The Borrower has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Borrower is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the articles of incorporation or code of regulations of the Borrower.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which the Borrower is a party.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower pursuant to any of the Credit Documents to which it is a party.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Loan will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of its fiscal years ended on or nearest to December 31, 1997 and December 31, 1998, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants; and (ii) the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of June 30, 1999, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal quarter or quarters then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC for such fiscal quarter. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present in all material respects the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended on or nearest to December 31, 1998, which contains a general description of the business and affairs of the Borrower and its Subsidiaries, and (ii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 1999-2001 (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be reasonable at the time; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. The Borrower and each of its Subsidiaries
(i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, EXCEPT for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.13. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, EXCEPT to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in material compliance therewith, EXCEPT for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, EXCEPT in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance in all material respects with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Loans contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could reasonably be expected to result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). As and to the extent the Administrative Agent has so requested, the Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. YEAR 2000 COMPUTER MATTERS. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the "Year 2000 Computer Issue" is not reasonably likely to have a Material Adverse Effect.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.


         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, and Fees hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); PROVIDED, that the delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the 1934 Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this section 8.1(a).

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4(c), 9.5(l) and (m), and 9.6 through 9.9, inclusive of this Agreement, including an identification of the amounts of any financial items of persons or business units acquired by the Borrower for any periods prior to the date of acquisition which are used in making such calculations.

                  (d) BUDGETS AND FORECASTS. Not later than 60 days after the commencement of each fiscal year of the Borrower, a consolidated budget in reasonable detail for such entire fiscal year and for each of the fiscal quarters in such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period or periods covered thereby, and the principal assumptions upon which forecasts and budget are based.

                  (e) AUDITORS' ANNUAL MANAGEMENT LETTER. Promptly upon receipt thereof, a copy of the definitive letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection with any annual audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) below, after a Principal Officer of the Borrower obtains knowledge thereof, notice of

                           (i) the occurrence of any event which constitutes a
                  Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and

                           (ii) any litigation or governmental or regulatory
                  investigation or proceeding pending against or involving the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (g) ERISA. Promptly, and in any event within 10 days after a Principal Officer of the Borrower knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $1,000,000;

                           (vii) any material increase in the contingent
                  liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after a Principal Officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse
         Effect: (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and
         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                  (i) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                  (j) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP, in the case of the Borrower, or which are reconcilable to a GAAP presentation, in the case of any Subsidiary; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine (and make copies of or take extracts from) the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower and its Subsidiaries considered as an entirety.

         8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, PROVIDED that this sentence shall not prohibit the Borrower or any Subsidiary from discontinuing the operation and/or the maintenance of any of its properties if
(i) the Borrower has concluded that such discontinuance is desirable in the overall conduct of the business of the

Borrower and its Subsidiaries considered as an entirety, and (ii) such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof:

                  (a) The Borrower will, and will cause each of its Subsidiaries to, (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                  (b) Without limitation of the foregoing, if the Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

                  (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         8.9. FISCAL YEARS, FISCAL QUARTERS. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. HEDGE AGREEMENTS, ETC. In the event the Borrower or any of its Subsidiaries determines to enter into a Hedge Agreement it may do so, PROVIDED that such Hedge Agreement, when considered in light of other outstanding Hedge Agreements to which the Borrower or any of its Subsidiaries is a party, does not expose the

Borrower and its Subsidiaries considered as an entirety to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements.

         8.11. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Borrower, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.


         SECTION 9. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, and Fees hereunder, have been paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date hereof.

         9.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                  (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into the Borrower, PROVIDED the Borrower is the surviving or continuing or resulting corporation;

                           (ii) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into another Subsidiary of the Borrower, PROVIDED that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary of the Borrower;

                           (iii) the liquidation, winding up or dissolution of
                  any Subsidiary of the Borrower; and

                           (iv) the transfer or other disposition of any
                  property by the Borrower to any Wholly- Owned Subsidiary or by any Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

         shall each be permitted, if after giving effect thereto at least 66+2/3% of the Consolidated Total Assets of the Borrower are owned directly by the Borrower and not indirectly through Subsidiaries.

                  (b) OTHER MERGERS, ETC. INVOLVING THE BORROWER. The Borrower may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Borrower and its Subsidiaries to any person, if (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Borrower) or the acquiring person is a corporation, limited liability company or partnership organized under the laws of the District of Columbia or one of the States of the United States and unconditionally assumes the obligations of the Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Required Lenders, (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) no Change of Control would be occasioned thereby; and (iv) if any such merger or consolidation is entered into for the purpose of effecting an Acquisition, such Acquisition is permitted by section 9.2(c).

                  (c) ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition which is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

                  (d) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that:

                           (A) the consideration for such transaction represents
                  fair value (as determined by management of the Borrower), and at least 75% of such consideration consists of cash,

                           (B) in the case of any such transaction involving
                  consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto; and

                           (C) contemporaneously with the completion of such
                  transaction the Borrower prepays its Loans as and to the extent required by section 5.2 hereof; and

         PROVIDED, FURTHER, that sales or other dispositions of obsolete, worn out or surplus equipment or fixtures may be effected at any time in the ordinary course of business without compliance with the above provisions and the amount of any such sales or other dispositions shall be excluded from any computations under this section 9.2(d).

                  (e) LEASES. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, PROVIDED such leases are not otherwise in violation of this Agreement.

                  (f) CAPITAL EXPENDITURES: The Borrower and it Subsidiaries shall be permitted to make any Consolidated Capital Expenditures.

                  (g) PERMITTED INVESTMENTS. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

         9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                  (a) STANDARD PERMITTED LIENS: the Standard Permitted Liens;

                  (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

                  (c) PURCHASE MONEY LIENS: Liens (i) which are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, PROVIDED that (A) such Liens secure Indebtedness permitted by section 9.4(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (d) LIENS ON ACQUIRED PROPERTIES: any Lien (i) existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary; PROVIDED that (A) such Lien secures Indebtedness permitted by section 9.4(c), (B) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, (C) such Lien shall not attach or apply to any other property or assets of the Borrower or any Subsidiary, (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

                  (e) OTHER LIENS: any other Liens, PROVIDED that the aggregate amount of Indebtedness secured by such Liens which is outstanding at any time does not exceed $5,000,000.

         9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) EXISTING INDEBTEDNESS: Existing Indebtedness (including, without limitation, the Senior Notes); and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness identified in Annex III or referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder may not be otherwise refinanced;

                  (c) CERTAIN PRIORITY DEBT: to the extent not permitted by the foregoing clauses,

                           (i) Indebtedness consisting of Capital Lease
                  Obligations of the Borrower and its Subsidiaries,

                           (ii) Indebtedness consisting of obligations under
                  Synthetic Leases of the Borrower and its Subsidiaries,

                           (iii) Indebtedness secured by a Lien referred to in
                  section 9.3(c), 9.3(d) or 9.3(e),

                           (iv) Indebtedness of Subsidiaries of the Borrower
                  (other than Indebtedness owed to the Borrower or other Subsidiaries of the Borrower), and

                           (v) any refinancing, extension, renewal or refunding
                  of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice),

         PROVIDED that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrower would be in compliance with sections 9.7 and 9.8, and no Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease) of Indebtedness permitted by this clause (c), when taken together with any outstanding Indebtedness permitted by clause (b) above which is Indebtedness of a Subsidiary of the Borrower, or represented by a Capital Lease or a Synthetic Lease or which is secured by any Lien, shall not exceed 15% of the Borrower's Consolidated Net Worth as of the date of the most recent financial statements for the Borrower referred to in section 7.8 or section 8.1(a) or (b);

                  (d) INTERCOMPANY DEBT: the following: (i) unsecured Indebtedness of the Borrower owed to any of its Subsidiaries, PROVIDED such Indebtedness constitutes Subordinated Indebtedness; and (ii) unsecured Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower;

                  (e) HEDGE AGREEMENTS: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements;

                  (f) GUARANTY OBLIGATIONS: any Guaranty Obligations permitted by section 9.5;

                  (g) PRIVATE PLACEMENTS: additional unsecured Indebtedness of the Borrower incurred pursuant to any sale or issuance of debt securities by the Borrower after the Closing Date in a Rule 144A offering or private placement with one or more institutional investors of unsecured debt securities having a weighted average life to maturity (computed in accordance with standard financial practice) of at least 5 years, without limit as to aggregate principal amount, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrower would be in compliance with sections 9.7 and 9.8; and (ii) no Event of Default shall have occurred and be continuing or would result therefrom; and

                  (h) ADDITIONAL UNSECURED DEBT OF THE BORROWER: additional unsecured Indebtedness of the Borrower, not in excess of $15,000,000 aggregate principal amount outstanding at any time, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrower would be in compliance with sections 9.7 and 9.8; and (ii) no Event of Default shall have occurred and be continuing or would result therefrom.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture, member of a limited liability company or partner of a partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

                  (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                  (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (d) investments acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (e)      loans and advances to employees for

                           (i) business-related travel expenses, moving
                  expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, and

                           (ii) other purposes up to an aggregate of not more
                  than $100,000 outstanding at any time;

                  (f) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

                  (g) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (h) existing investments in any Subsidiaries shall be permitted, as shall the creation and holding of any Wholly-Owned Subsidiary and any additional investments in any current or future Wholly- Owned Subsidiary;

                  (i) intercompany loans and advances permitted by section
         9.4(d);

                  (j) the Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

                  (k) any unsecured Guaranty Obligation incurred by the Borrower or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of the Borrower which is permitted under section 9.4 without restriction upon the ability of the Borrower or any Subsidiary to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary of the Borrower which are not prohibited by this Agreement;

                  (l) any additional unsecured Guaranty Obligations of the Borrower, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrower would be in compliance with sections 9.7 and 9.8; (ii) no Event of Default shall have occurred and be continuing or would result therefrom; and (iii) the aggregate amount of all Guaranty Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of persons other than Wholly-Owned Subsidiaries of the Borrower, is not in excess of $20,000,000; and

                  (m) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower), in or to any corporation, partnership, limited liability company, joint venture or other business entity, not otherwise permitted by the foregoing clauses, made after June 30, 1999 (such loans, advances and investments, collectively, "BASKET

         INVESTMENTS"), PROVIDED that (i) at the time of making any such Basket Investment no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of Basket Investments which are so made and outstanding at any time, taking into account the repayment of any loans or advances comprising such Basket Investments, shall not, when taken together with the aggregate amount of all Guaranty Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of persons other than Wholly-Owned Subsidiaries of the Borrower which are then outstanding, does not exceed an aggregate of $20,000,000.

         9.6. DIVIDENDS, STOCK REPURCHASES, ETC. (a) The Borrower will not directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, EXCEPT that the Borrower may make cash dividend payments in respect of its capital stock if (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing at the time of declaration or payment thereof; and (ii) after giving effect thereto the Borrower will be in compliance, on a PRO FORMA basis, with sections 9.7 and 9.8.

         (b) The Borrower will not directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (x) any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower), or (y) any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, EXCEPT that the Borrower may make cash payments for such purposes if (i) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing at the time of payment; (ii) after giving effect thereto the Borrower will be in compliance, on a PRO FORMA basis, with sections
9.7 and 9.8; and (iii) at the time of making any such cash payment and after giving effect thereto, the cumulative aggregate amount so expended for such purposes subsequent to June 30, 1999 does not exceed $15,000,000.

         9.7. RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL ADJUSTED CAPITAL. The Borrower will not at any time permit the ratio, expressed as a percentage, of (x) the amount of its Consolidated Total Debt, to (y) its Consolidated Total Adjusted Capital, to exceed 60.00%.

         9.8. RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA. The Borrower will not at any time permit the ratio of (x) the amount of its Consolidated Total Debt at such time to (y) its Consolidated EBITDA for its Testing Period most recently ended, to exceed (i) 4.50 to 1.00 for its Testing Period ended September 30, 1999, (ii) 4.00 to 1.00 for its Testing Periods ended December 31, 1999 and March 31, 2000, (iii) 3.50 to 1.00 for its Testing Periods ended June 30, 2000 and September 30, 2000, or (iv) 3.00 to 1.00 for any Testing Period thereafter.

         9.9. INTEREST AND RENT COVERAGE RATIO. The Borrower will not permit its Interest and Rent Coverage Ratio to be less than (i) 1.25 to 1.00 for its Testing Period ended September 30, 1999, (ii) 1.50 to 1.00 for its Testing Periods ended December 31, 1999 and March 31, 2000, (iii) 1.60 to 1.00 for its Testing Periods ended June 30, 2000 and September 30, 2000, or (iv) 1.70 to 1.00 for any Testing Period thereafter.

         9.10. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries having an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease) in excess of $6,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries); PROVIDED that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

         9.11. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.12. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to 5% of the Borrower's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply in any material respect with the minimum funding standards of ERISA and the Code with respect to any Plan.


         SECTION 10.       EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default hereunder:

                  (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in section 8.1(f)(i), or sections 9.2 through 9.10, inclusive, of this Agreement; or

                  (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and
         (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

                  (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender or any of its Affiliates, or having an unpaid principal amount of $5,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (f) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not denied coverage) equal to or more than 5% of the Borrower's Consolidated Total Assets as of the end of its most recent fiscal year (in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

                  (g) BANKRUPTCY, ETC.: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented to by such person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  (h) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(g) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

         10.2. ACCELERATION, ETC. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower (PROVIDED that, if an Event of Default specified in section 10.1(g) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; and/or (ii) declare the principal of and any accrued interest in respect of all Loans, and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (1) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (2) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (3) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

                  (4) FOURTH, to the payment PRO RATA of the principal balance then owing on the outstanding Loans;

                  (5) FIFTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent or any Lender under this Agreement or any other Credit Document; and

                  (6) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.


         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective General Revolving Loans and Unutilized General Revolving Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon not less than 20 Business Days' notice to the Lenders and the Borrower. The Administrative Agent may be removed as the Administrative Agent for cause upon not less than 20 Business Days' notice to the Administrative Agent and the Borrower from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to prior approval by the Borrower if no Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


         SECTION 12. MISCELLANEOUS.

         12.1. PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (b) The Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by the Borrower, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

         (c) The Borrower agrees to pay (or reimburse the Administrative Agent, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement against the Borrower of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation,
(i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (d) The Borrower agrees to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

         (e) The Borrower agrees to indemnify the Administrative Agent, each Lender, and their respective officers, directors, trustees, employees, representatives, agents and Affiliates, and the successors and assigns of any of the foregoing (collectively, the "INDEMNITIES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                  (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its past or then current Subsidiaries or Affiliates or any of their predecessors in interest, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its past or current Subsidiaries or any of their respective Affiliates or any of their predecessors in interest, if the Borrower or any such Subsidiary or Affiliate could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries or any of their respective Affiliates, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or Affiliate (including, without limitation, by branches and agencies of such Lender or Affiliate wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to section 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission, e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 20005 Lake Road, Rocky River, Ohio 44116, attention: R. Breck Denny, Vice President & Chief Financial Officer (facsimile:
(440) 333-7789); if to any Lender at its address specified for such Lender on Annex I hereto; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted or cabled or sent by overnight courier, and shall be effective when received.

         12.4. BENEFIT OF AGREEMENT. (A) SUCCESSORS AND ASSIGNS GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

         (b) PARTICIPATIONS. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), (y) another Lender that is not a Defaulting Lender, or (z) one or more Eligible Transferees, PROVIDED that in the case of any such participation,

                  (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

                  (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10 and

         2.11 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold,

and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend any interim or final date on or by which any Loan in which such participant is participating may be incurred, or on which any such Loan is scheduled to be repaid, prepaid or mature, or extend any interim or final date on which any Commitment in which such participant is participating is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), or
(y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (C) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that

                  (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $10,000,000,

                  (ii) the Swing Line Lender may only assign its Swing Line Revolving Commitment and its Swing Line Revolving Loans as an entirety and only if the assignee thereof is or becomes a Lender with a General Revolving Commitment,

                  (iii) at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                  (iv) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                  (v) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

                  (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000,

and, PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

         To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section 2.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type referred to above in this sentence resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

         (D) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (E) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (F) GRANTS BY LENDERS TO SPCS. Notwithstanding anything to the contrary contained herein, any Lender, (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Borrower and the other Lenders, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. This section 12.4(f) may not be amended without the written consent of any Granting Lender affected thereby.

         12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit

Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

         12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurodollar Loans hereunder hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of Facility Fees and interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10. EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed or sent by overnight courier to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         12.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be amended, waived or otherwise modified UNLESS such amendment, waiver or other modification is in writing and signed by the Borrower and the Required Lenders, PROVIDED that no such amendment, waiver or other modification shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) extend any interim or final date on or by which any Loan to be made by such Lender may be incurred, or on which any such Loan is scheduled to be repaid, prepaid or mature, or extend any interim or final date on which any Commitment of such Lender is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase any Commitment of such Lender over the amount thereof then in effect,

                  (b) change the definition of the term "Change of Control" or any of the provisions of section 4.2 or 5.2 which are applicable upon a Change of Control,

                  (c) change the definition of the term "Permitted Acquisition" or any of the provisions of section 9.2(c) which are applicable to Permitted Acquisitions which would have the effect of depriving such Lender of its rights with respect to "hostile acquisitions" as contemplated by such definition,

                  (d) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (e) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

                  (f) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

No provision of section 11 may be amended without the consent of the Administrative Agent.

         12.13. SURVIVAL. All indemnities set forth herein including, without limitation, in section 2.10, 2.11, 11.7 and 12.1, shall survive the execution and delivery of this Agreement and the making, prepayment and repayment of Loans.

         12.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that no Borrower shall be responsible for costs arising under section 2.10 resulting from any such transfer (other than a transfer pursuant to section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15. CONFIDENTIALITY. (a) The Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), EXCEPT that Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement,
(5) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this section 12.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (7) with the consent of the Borrower, or (8) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this section 12.15, or
(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. If the Administrative Agent or any Lender receives a subpoena, or request for information, relating to any Confidential Information, in connection with any proceeding involving the Borrower or any of its Subsidiaries which the Administrative Agent or such Lender, as applicable, knows is pending or threatened, the Administrative Agent or such Lender, as applicable, shall use reasonable efforts to notify the Borrower thereof in writing prior to any disclosure by it of such Confidential Information in response to such subpoena or request.

         (b) For the purposes of this section 12.15, "CONFIDENTIAL INFORMATION" means all information received from the Borrower relating to the Borrower and/or its Subsidiaries or their business, other than any such information that is (i) identified at the time of delivery as non-confidential, or (ii) available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower.

         (c) Any person required to maintain the confidentiality of Confidential Information as provided in this section 12.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent or any Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower of any of its obligations under this Agreement or any of the other Credit Documents.

         12.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to retain a copy of each Assignment Agreement delivered to and accepted by it and to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of such Lenders to the Borrower, the Loans made to the Borrower by each of such Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender or the Administrative Agent or any other person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.18. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries or Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.19. LENDERS AND AGENTS NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries and Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Borrower and/or any of its Subsidiaries and Affiliates, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and any other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any of its Subsidiaries or Affiliates pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.21. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

               [The balance of this page is intentionally blank.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



LESCO, INC.                                           NATIONAL CITY BANK,
                                                       individually as a Lender and the Swing Line
                                                       Lender and as Administrative Agent
BY: /s/ R. BRECK DENNY
   ----------------------------------
     R. BRECK DENNY, VICE PRESIDENT
     & CHIEF FINANCIAL OFFICER                        By: /s/ Robert S. Coleman
                                                         -----------------------------------
                                                          Robert S. Coleman, Vice President
BANK ONE, MICHIGAN                                    PNC BANK, NATIONAL ASSOCIATION


By: /s/ Babette Casey Coerdt                          By: /s/ Jefferson M. Green
   --------------------------------------                -----------------------------------
     Babette Casey Coerdt, Vice President                 Jefferson M. Green, Vice President


                                     ANNEX I

                            INFORMATION AS TO LENDERS



===============================================================================================================
NAME OF
 LENDER                COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
===============================================================================================================

National City                              National City Bank                         National City Bank
Bank                   GENERAL             1900 East Ninth Street                     1900 East Ninth Street
                       REVOLVING           Cleveland, Ohio 44114                      Cleveland, Ohio 44114
                       COMMITMENT:
                                           PRIMARY CONTACT:
                       $30,000,000         Robert S. Coleman
                                           Vice President
                       SWING LINE          Telephone: (216) 575-9714
                       REVOLVING           Facsimile: (216) 222-0003
                       COMMITMENT:
                                           CONTACT FOR BORROWINGS, PAYMENTS,
                       $10,000,000         ETC.:
                                           Connie B. Djukic
                                           Money Desk Officer
                                           Telephone: (216) 575-2578
                                           Facsimile: (216) 575-2481

                                           WIRING INFORMATION:
                                           ABA No. 041 000  124
                                           A/C #
                                           Ref.: LESCO, Inc.
                                           Attention: Commercial Loan
                                           Operations Large Corporate
                                           Processing

---------------------------------------------------------------------------------------------------------------




===============================================================================================================
NAME OF
LENDER                 COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
===============================================================================================================

Bank One,                                  Bank One, Michigan                         Bank One, Michigan
Michigan               GENERAL             611 Woodward Avenue                        611 Woodward Avenue
                       REVOLVING           Detroit, Michigan 48226                    Detroit, Michigan 48226
                       COMMITMENT:
                                           PRIMARY CONTACTS:
                       $15,000,000         Babette Coerdt
                                           Vice President
                                           Telephone: (216) 781-2226
                                           Facsimile: (216) 348-6642

                                           Sommer Gillow
                                           Credit Underwriter
                                           Telephone: (313) 225-1783
                                           Facsimile: (313) 225-1671

                                           CONTACT FOR BORROWINGS, PAYMENTS,
                                           ETC.:
                                           Karen Graham
                                           Telephone: (313) 225-2911
                                           Facsimile: (313) 225-2747

                                           WIRING INFORMATION:
                                           ABA No. 072  000  326
                                           A/C #  2891000007
                                           Ref.: LESCO, Inc.
                                           Attention:  L S Z Incoming

---------------------------------------------------------------------------------------------------------------



===============================================================================================================
NAME OF
LENDER                 COMMITMENT          DOMESTIC LENDING OFFICE                    EURODOLLAR LENDING OFFICE
===============================================================================================================

PNC Bank,                                  PNC Bank, National Association             PNC Bank, National
National               GENERAL             249 Fifth Avenue                           Association
Association            REVOLVING           P2-PTPP-03-1                               249 Fifth Avenue
                       COMMITMENT:         Pittsburgh, Pennsylvania 15222             P2-PTPP-03-1
                                                                                      Pittsburgh, Pennsylvania
                       $15,000,000         PRIMARY CONTACTS:                          15222
                                           Jeff Green
                                           Vice President
                                           PNC Bank, National Association
                                           Suite 1250
                                           1375 East Ninth Street
                                           Cleveland, Ohio 44114
                                           Telephone: (216) 348-8560
                                           Facsimile: (216) 348-8594

                                           CONTACT FOR BORROWINGS, PAYMENTS,
                                           ETC.:
                                           Peggy Collier
                                           Telephone: (412) 762-7946
                                           Facsimile: (412) 762-4586

                                           WIRING INFORMATION:
                                           ABA No.  043  000  096
                                           A/C #  N/A
                                           Ref.: LESCO, Inc.
                                           Attention:  Commercial Loan
                                           Operations

---------------------------------------------------------------------------------------------------------------

                                    ANNEX II

                         INFORMATION AS TO SUBSIDIARIES



===================================================================================================================
                                                                                                PERCENTAGE OF
                                                                                              OUTSTANDING STOCK
      NAME OF                                    TYPE OF              JURISDICTION             OR OTHER EQUITY
     SUBSIDIARY                                ORGANIZATION              WHERE                 INTERESTS OWNED
                                                                       ORGANIZED             (INDICATING WHETHER
                                                                                                OWNED BY THE
                                                                                               BORROWER OR A
                                                                                            SPECIFIED SUBSIDIARY)

===================================================================================================================
Tri-Delta Fertilizer, Inc.(1)                      corp.               California           100% by the Borrower

-------------------------------------------------------------------------------------------------------------------

LESCO Service Centers, Inc.                        corp.               Ohio                 100% by the Borrower

-------------------------------------------------------------------------------------------------------------------

LESCO International, Inc.                          corp.               Ohio                 100% by the Borrower

-------------------------------------------------------------------------------------------------------------------

AIM Lawn & Garden Products, Inc.                   corp.               Ohio                 100% by the Borrower

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


===================================================================================================================



--------

(1) Tri-Delta Fertilizer, Inc. is scheduled to merge into LESCO, Inc. during the third or fourth quarter 1999.

                                    ANNEX III

                      DESCRIPTION OF EXISTING INDEBTEDNESS
                            (as of September 1, 1999)


================================================================================================================
LENDER                                   DESCRIPTION OF DEBT                SECURED ASSETS         AMOUNT

================================================================================================================

National City Bank                       Credit Agreement, dated as         None                   $34,500,000
Bank One, Michigan                       of September 30, 1994, as
PNC Bank, National Association           amended
----------------------------------------------------------------------------------------------------------------
Canada Life Insurance Company;           Note Purchase Agreement            None                   $50,000,000
Pacific Life Insurance Company;          dated as of June 15, 1998
Provident Mutual Life Insurance
Company; Provident Mutual Life &
Annuity Company of America;
Phoenix American Life Insurance
Company; The Travelers Insurance
Company
----------------------------------------------------------------------------------------------------------------
Loan Agreement/ Reimbursement            Industrial Development Bond        Martins Ferry,         $5,875,000
Agreement--County of Belmont,            dated January 1, 1988              Ohio Facility
Ohio / PNC Bank, National
Association
----------------------------------------------------------------------------------------------------------------
Director of Development, State of        Development Loan dated             Martins Ferry,         $453,771
Ohio                                     January 28, 1988                   Ohio Facility
----------------------------------------------------------------------------------------------------------------
                                                                            TOTAL LESCO            $90,828,771
                                                                            Debt outstanding       -----------
                                                                            at September 1,
                                                                            1999
----------------------------------------------------------------------------------------------------------------



COMMERCIAL TURF PRODUCTS, LTD. GUARANTEES



================================================================================================================
LENDER                                   DESCRIPTION OF DEBT                SECURED ASSETS         AMOUNT

================================================================================================================

National City Bank                       Industrial Revenue Bond            Streetsboro, Ohio      $4,508,685
                                                                            Facility
----------------------------------------------------------------------------------------------------------------
National City Bank                       Line of Credit                     Streetsboro, Ohio      $3,000,000
                                                                            Facility
----------------------------------------------------------------------------------------------------------------
National City Bank                       Lease Line                         Streetsboro, Ohio      $1,500,000
                                                                            Facility
----------------------------------------------------------------------------------------------------------------
                                                                            TOTAL LESCO            $99,837,456
                                                                            Debt and               ==========
                                                                            Guarantees
                                                                            outstanding at
                                                                            September 1, 1999
================================================================================================================

                                    ANNEX IV

                          DESCRIPTION OF EXISTING LIENS
                            (AS OF SEPTEMBER 1, 1999)




Liens securing the debt described in Annex III.

                                     ANNEX V

       DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES
                            (AS OF SEPTEMBER 1, 1999)



================================================================================
          COMPANY                        DESCRIPTION                AMOUNT

================================================================================
Commercial Turf Products, LTD.      Equity                          $700,000
--------------------------------------------------------------------------------
Commercial Turf Products, LTD.      Loan                          $3,100,000
--------------------------------------------------------------------------------
Commercial Turf Products, LTD.      Loan Guarantees               $9,008,685
--------------------------------------------------------------------------------
Southern Golf Products, Inc.        Advance                         $344,500
--------------------------------------------------------------------------------
Philip R. Gardner                   Employee Advance                 $89,630

================================================================================

                                   EXHIBIT A-1


                             GENERAL REVOLVING NOTE


$_______________                                                 Cleveland, Ohio
                                                                 _________, 1999


         FOR VALUE RECEIVED, the undersigned LESCO, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), on the Maturity Date, the principal sum of ________________ DOLLARS AND NO CENTS ($ ) or, if less, the then unpaid principal amount of all General Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each General Revolving Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Agreement.

         This Note is one of the General Revolving Notes referred to in the Credit Agreement, dated as of September 23, 1999, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                            LESCO, Inc.


                                            By: ________________________________
                                                     Vice President &
                                                     Chief Financial Officer

                        LOANS AND PAYMENTS OF PRINCIPAL


================================================================================

                                                AMOUNT
                                                  OF
  DATE      AMOUNT       TYPE                  PRINCIPAL      UNPAID
   OF         OF          OF       INTEREST     PAID OR      PRINCIPAL    MADE
NOTATION     LOAN        LOAN       PERIOD      PREPAID       BALANCE      BY
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   EXHIBIT A-2


                            SWING LINE REVOLVING NOTE


$________________                                                Cleveland, Ohio
                                                                 _________, 1999

         FOR VALUE RECEIVED, the undersigned LESCO, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS AND NO CENTS ($____ ) or, if less, the then unpaid principal amount of all Swing Line Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower will pay the principal amount of any Swing Line Revolving Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than 15 days following the date such Swing Line Revolving Loan was made.

         The Borrower promises also to pay interest on the unpaid principal amount of each Swing Line Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Credit Agreement.

         This Note is the Swing Line Revolving Note referred to in the Credit Agreement, dated as of September 23, 1999, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and National City Bank, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). As provided in the Agreement, this Note is subject to mandatory prepayment prior to the maturity date of any Swing Line Revolving Loan, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                         LESCO, Inc.


                                         By: ________________________________
                                                  Vice President &
                                                  Chief Financial Officer

                        LOANS AND PAYMENTS OF PRINCIPAL


================================================================================
                         TYPE                    AMOUNT
                          OF                       OF
 DATE       AMOUNT       LOAN/                  PRINCIPAL      UNPAID
  OF         OF           OR                     PAID OR      PRINCIPAL     MADE
NOTATION    LOAN        INTEREST     MATURITY    PREPAID       BALANCE       BY
                          RATE
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   EXHIBIT B-1

                       NOTICE OF BORROWING AND/OR PAYMENT

                                                                [Date]

VIA FACSIMILE TO (216) 575-2481
Money Desk-Agency Services
National City Bank,
         as Administrative Agent

         RE:  NOTICE OF BORROWING AND/OR PAYMENT
              UNDER CREDIT AGREEMENT
              --------------------------------------

Ladies and Gentlemen:

         The undersigned, LESCO, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of September 23, 1999 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders.

                                [FOR A BORROWING]

         The Borrower hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement (the "PROPOSED BORROWING") on _____,1999, as follows:

                  (a) $_____ aggregate principal amount of General Revolving Loans [with an Interest Period of _____ months] [which will be Prime Rate Loans]; and/or

                  (b) a Swing Line Revolving Loan of $_____ which will be a [Prime Rate Loan ] [Money Market Rate Loan with an interest rate of ____% and a maturity of ___days].

         The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing after giving effect thereto: (i) no Default or Event of Default has occurred and is continuing; and (ii) all representations and warranties of the Borrower contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

                                 [FOR A PAYMENT]

         The Borrower will make a principal payment of $_____ on ______, 1999 on the following Loan or Loans:________.


                                           Very truly yours,

                                           LESCO, Inc.


                                           By: _________________________________
                                                    Title:

                                   EXHIBIT B-2

                              NOTICE OF CONVERSION



                                                                [Date]




National City Bank,
         as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114

         RE:      NOTICE OF CONVERSION
                  OF OUTSTANDING GENERAL REVOLVING LOANS
                  UNDER THE CREDIT AGREEMENT
                  -----------------------------------------

Ladies and Gentlemen:

         The undersigned, LESCO, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of September 23, 1999 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.7 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.7 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Conversion.


                                          Very truly yours,

                                          LESCO, Inc.


                                          By: __________________________________
                                                   Title:

                               CONVERSION SCHEDULE



PROPOSED CONVERSION #1
         [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
         INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]



===============================================================================================
                                                                            INTEREST PERIOD
                                                  AGGREGATE AMOUNT           IF LOANS ARE
DATE OF LOANS           TYPE OF LOANS                 OF LOANS             EURODOLLAR LOANS

===============================================================================================

                                                                           One Month
__________, 19____    Prime Rate Loans
                                                 $____________________     Two Months
                      Eurodollar Loans
                                                                           Three Months

                                                                           Six Months
                      [Circle One of
                          Above]
                                                                           [Circle one of
                                                                                above]
===============================================================================================



=======================================================================================================

                                                                                      INTEREST PERIOD
                                                    AGGREGATE AMOUNT                    IF LOANS ARE
DATE OF LOANS              TYPE OF LOANS               OF LOANS                       EURODOLLAR LOANS

=======================================================================================================
                                                                                      One Month
 __________, 19____      Prime Rate Loans
                                                   $____________________              Two Months
                         Eurodollar Loans
                                                                                      Three Months

                                                                                      Six Months
                         [Circle One of
                              Above]                                                    [Circle one of
                                                                                            above]

======================================================================================================

PROPOSED CONVERSION #2
         [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
         INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]


========================================================================================================
                                                                                       INTEREST PERIOD
                                                       AGGREGATE AMOUNT                  IF LOANS ARE
  DATE OF LOANS              TYPE OF LOANS                 OF LOANS                    EURODOLLAR LOANS

========================================================================================================

                                                                                      One Month
__________, 19____          Prime Rate Loans
                                                     $____________________            Two Months
                            Eurodollar Loans
                                                                                      Three Months

                                                                                      Six Months
                            [Circle One of
                                Above]                                                  [Circle one of
                                                                                             above]

========================================================================================================




========================================================================================================
                                                                                       INTEREST PERIOD
                                                       AGGREGATE AMOUNT                  IF LOANS ARE
  DATE OF LOANS              TYPE OF LOANS                 OF LOANS                    EURODOLLAR LOANS

========================================================================================================

                                                                                      One Month
__________, 19____          Prime Rate Loans
                                                     $____________________            Two Months
                            Eurodollar Loans
                                                                                      Three Months

                                                                                      Six Months
                             [Circle One of
                                 Above]                                                [Circle one of
                                                                                           above]

========================================================================================================


                                    EXHIBIT C









                          ----------------------------

                                     FORM OF

                              CORPORATE CERTIFICATE

                          ----------------------------

                              OFFICER'S CERTIFICATE

                                   LESCO, INC.

         The undersigned, R. Breck Denny, hereby certifies that:

         1. He is the duly elected and acting Vice President and Chief Financial Officer of LESCO, Inc., an Ohio corporation (the "COMPANY").

         2. Attached hereto as EXHIBIT A is a true, correct and complete copy of the Articles of Incorporation of the Company, together with all amendments thereto (the "ARTICLES"), which Articles are in full force and effect and in such form as of the date hereof.

         3. Attached hereto as EXHIBIT B is a true, correct and complete copy of the Code of Regulations of the Company, together with all amendments thereto (the "CODE"), which Code is in full force and effect and in such form as of the date hereof.

         4. Attached hereto as EXHIBIT C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Company, authorizing the Company to enter into revolving loan transactions with National City Bank and other lenders, which resolutions have not been amended, modified, supplemented or rescinded since their adoption and remain in full force and effect. Such resolutions are the only resolutions adopted by the Company relating to the matters set forth therein.

         5. Each of the officers of the Company whose name and signature appear below is a duly elected or appointed, qualified and acting officer of the Company, holding the office or offices of the Company set forth opposite his name, and the signature set forth opposite his name is his own genuine signature:


      Name                      Title                            Signature
      ----                      -----                            ---------
William A. Foley      President and Chief Executive
                      Officer                               ____________________

R. Breck Denny        Vice President and Chief Financial
                      Officer                               ____________________


Kenneth W. Didion     Treasurer                             ____________________

Patricia W. Pribisko  Vice President, General Counsel
                      and Secretary                         ____________________


         6. The representations and warranties of the Company contained in section 7 of the Credit Agreement are true and correct in all material respects on the date hereof; and all obligations and conditions under the Credit Agreement, that are to be performed by the Company prior to the date hereof, have been performed by the Company in all material respects at or prior to the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company, as of September ___, 1999.


                                                ---------------------------
                                                   R. Breck Denny

         The undersigned, Patricia W. Pribisko, hereby certifies that she is the duly elected and acting Vice President, General Counsel and Secretary of the Company and that R. Breck Denny is the duly elected and acting Vice President and Chief Financial Officer of the Company, that he is authorized on the Company's behalf to deliver the foregoing certificate and that his signature above is his genuine signature.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as of September ___, 1999.



                                       -------------------------------
                                            Patricia W. Pribisko

                                    EXHIBIT D


               FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER




                                           ________ __, 1999


To the Administrative Agent and
    each of the Lenders (as defined
    below) party to the Credit Agreement
    referred to below

c/o National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114

         RE:      $60,000,000 CREDIT AGREEMENT,
                  DATED AS OF SEPTEMBER 23, 1999,
                  WITH LESCO, INC.
                  ---------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to LESCO, Inc., an Ohio corporation (the "BORROWER"), in connection with the execution and delivery of the Credit Agreement, dated as of September 23, 1999 (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions that are parties thereto as lenders (the "LENDERS"), and National City Bank, as a Lender, the Swing Line Lender (the "SWING LINE LENDER") and the Administrative Agent (the "ADMINISTRATIVE AGENT") and the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings set forth in the Credit Agreement. This opinion letter is being furnished at the request of the Borrower pursuant to section 6.1(e) of the Credit Agreement.

         In rendering this opinion, we have examined only the following: (a) executed counterparts, originals or copies, as the case may be, of the documents identified on Exhibit A attached hereto; (b) the certificate of certain officers of the Borrower attached hereto as Exhibit B, certifying as to certain factual matters (the "OFFICERS' CERTIFICATE"); (c) the documents referred to in clause
(ii) of paragraph 4 below, and (d) such matters of law as we deemed necessary for purposes of this opinion. Except as expressly referred to in Exhibit A, we have neither examined nor requested an examination of the indices or records of any governmental or other agency, authority, instrumentality or entity for purposes of this opinion.

         We have, with your consent, relied as to matters of fact upon the representations and warranties contained in the Credit Documents (as defined in Exhibit A attached hereto) and upon the Officers' Certificate. In all instances where any opinion herein is qualified "to our knowledge" or "known to us," we have, with your consent, relied as to matters of fact solely on the Officers' Certificate and on the absence of contrary knowledge by the attorneys of our firm who have given substantive attention to the transactions contemplated by the Credit Agreement, and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto.

         In rendering the opinions set forth herein, we have assumed (there being no facts known to us to the contrary), with your approval, that (i) the signatures of all parties (other than the Borrower with respect to the Credit Documents) on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform to the originals, and (iv) natural persons signing the documents examined by us at the time of such signing were fully competent and had full legal capacity to sign, deliver and perform their obligations under such documents. We have also assumed, with your approval, the due authorization, execution and delivery of the Credit Documents on the part of the Lenders, the Swing Line Lender and the Administrative Agent and the legality, validity, binding effect on, and enforceability of the Credit Documents against those persons.

         In connection with these opinions, we do not purport to be qualified to express legal conclusions based on the laws of any state or jurisdiction other than the laws of the State of Ohio and the United States of America, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

         Based upon the foregoing and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that:

                  1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Ohio.

                  2. To our knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower

                  3. The Borrower has all requisite corporate power and authority to execute and deliver the Credit Documents and to perform its obligations under the Credit Documents. The execution and delivery of, and performance by the Borrower of its obligations under, the Credit Documents have been duly and validly authorized by all necessary corporate action on the part of the Borrower. Each of the Credit Documents has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  4. The execution and delivery by the Borrower of the Credit Documents and the performance by the Borrower of its obligations under the Credit Documents do not contravene (a) any existing law or regulation of general applicability of the State of Ohio or the United States of America, or (b) assuming that the proceeds of the Loans are utilized by the Borrower solely for the purposes permitted under section 7.7 of the Credit Agreement, Regulations T, U and X of the Board of Governors of the Federal Reserve System; and do not violate any provision of (i) the Articles of Incorporation or Code of Regulations of the Borrower, as now in effect, or (ii) to our knowledge, (A) any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or (B) any provision of any agreement or instrument binding on the Borrower that has been filed by the Borrower with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K, and that relates to indebtedness for borrowed money (except that we express no opinion with respect to compliance with financial tests or covenants or similar provisions applicable to the Borrower or any of its Subsidiaries or both).

                  5. Other than with respect to any filings contemplated by the Credit Documents, no consent, approval or authorization of, or registration or declaration with, any governmental authority of the State of Ohio or any governmental authority of the United States of America is required in connection with the Borrower's execution and delivery of the Credit Documents.

                  6. Neither the Borrower nor any of its Subsidiaries is an "investment company" as that term is defined in section 3(a)(1) of the Investment Company Act of 1940, as amended, or a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

         We hereby confirm that to our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower, would have a material adverse effect on, or which contests, the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following further qualifications, whether or not such opinions refer to such qualifications:

                  (i) The opinions expressed herein may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws or judicial decisions of general application relating to the rights of creditors; (b) as to rights of acceleration, the appointment of a receiver, specific performance and other remedies, by general principles of equity, including the defenses of unconscionability, ambiguity, and economic duress, whether asserted in equitable or in legal actions; and (c) general principles of interpretation and rules of construction of contracts.

                  (ii) Certain of the remedial provisions contained in the Credit Documents may be limited or rendered unenforceable under Ohio law in whole or in part. For example: (a) certain indemnification provisions and provisions for the recovery of legal fees and expenses in connection with the enforcement of such remedies may not be enforceable; (b) provisions resulting in a waiver of certain rights by the Borrower may be limited by legal and equitable principles and public policy at the time in effect; and (c) the availability of specific performance, injunctive relief or other equitable remedies and the appointment of a receiver are subject to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) We express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies under the Credit Documents (a) in the event of any default by any person under the Credit Documents or any related agreement or instrument if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for a creditor's protection, and (b) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.

                  (iv) We wish to advise you that we do not express any opinion with respect to (a) the power or authority of any of the Lenders or the Swing Line Lender to make the Loans pursuant to the Credit Agreement,
         (b) compliance by the Administrative Agent, the Swing Line Lender or any of the Lenders with any federal or state banking law, rule, regulation or restriction or (c) compliance by the Administrative Agent, the Swing Line Lender or any of the Lenders with any federal or state law, rule, regulation or restriction which is or was required to be complied with by the Administrative Agent, the Swing Line Lender or any of the Lenders (as opposed to compliance therewith by the Borrower) in order to enforce any rights of the Administrative Agent or any of the Lenders under any of the Credit Documents.

         This opinion letter is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not otherwise be disclosed or be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinions expressed in this letter are made only as of the date hereof and cannot be relied upon with respect to events which occur subsequent to the issuance of this letter. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. The opinions in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. The opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agencies or any person without our prior written consent, except as may be required by applicable law or by order of any governmental authority.


                                                  Very truly yours,

                                    EXHIBIT A


1.       An executed counterpart of the Credit Agreement.

2. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to Bank One, Michigan, in the original principal amount of $15,000,000.

3. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to PNC Bank, National Association, in the original principal amount of $15,000,000.

4. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to National City Bank in the original principal amount of $30,000,000.

5. Swing Line Revolving Note, dated as of September 23, 1999, executed by the Borrower to National City Bank in the original principal amount of $10,000,000.

6. The Amended Articles of Incorporation of the Borrower, certified by the Secretary of State of the State of Ohio on September 9, 1999.

7. The Amended Code of Regulations of the Borrower, certified by the Vice President and Chief Financial Officer of the Borrower.

8. Certificate of Good Standing of the Borrower, dated September 9, 1999, certified by the Secretary of State of the State of Ohio.

9. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Credit Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

         Items 1 through 5, inclusive, are collectively referred to as the "CREDIT DOCUMENTS".

                                    EXHIBIT B

                             CERTIFICATE OF OFFICERS
                                       TO
                              BAKER & HOSTETLER LLP

         This Certificate is delivered to Baker & Hostetler LLP by the undersigned, Kenneth W. Didion, the Treasurer of LESCO, Inc., an Ohio corporation (the "COMPANY"), and Patricia W. Pribisko, the Secretary of the Company. This Certificate will be relied upon by Baker & Hostetler LLP for the accuracy and completeness of the facts set forth herein, in rendering legal opinions to be delivered in connection with the Credit Agreement, dated as of September 23, 1999 (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions that are a party thereto as lenders (the "LENDERS"), and National City Bank, as a Lender, the Swing Line Lender and the Administrative Agent (the "ADMINISTRATIVE AGENT").

         Terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         The undersigned hereby certify to Baker & Hostetler LLP that as of the date hereof:

         1. All certificates being delivered by or on behalf of the Company to the Administrative Agent pursuant to the Credit Documents (as defined on Schedule I hereto) at the closing under the Credit Documents are true and accurate in all respects.

         2. The representations and warranties of the Company set forth in the Credit Documents are true and accurate in all respects.

         3. Accurate copies of all proceedings of the Board of Directors of the Company have been made available to Baker & Hostetler LLP.

         4. Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

         5. The execution and delivery by the Borrower of the Credit Documents and the performance by the Borrower of its obligations under the Credit Documents do not violate any provision of any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or any of its Subsidiaries or any provision of any agreement or instrument binding upon the Borrower or any of its Subsidiaries.

         6. The Company has no knowledge, notice or belief that the execution and delivery by the Company of the Credit Documents and the performance by the Borrower of its obligations under the Credit Documents will violate, or with or without the giving of notice or the passage of time, or both, violate, conflict with or result in a default of right to accelerate or loss of rights under (a) any material mortgage, deed of trust, lease, license or agreement material to the Company's business or filed by the Company with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K that relate to indebtedness for borrowed money; or (b) any order, judgment or decree to which the Company is a party or by which the Company is bound.

         7. There are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower, would have a material adverse effect on, or which contests, the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         8. The Borrower has received no notice that the Borrower is not in compliance with applicable statutes, laws, orders, permits, authorizations and the like.

         9. The Company is not engaged primarily in, does not hold itself out as being engaged primarily in, and does not propose to engage primarily in, the business of investing, reinvesting or trading in securities. 2

         10. The Company does not engage in, or propose to engage in, the business of issuing "face amount certificates of the installment type" (collectively, "face-amount certificates"). A face-amount certificate means any security 3 which represents the Company's obligation to pay a stated or determinable sum at a fixed or determinable date or dates in consideration of the payment to the Company of periodic installments of a stated or determinable amount or any other security which represents a similar obligation. The Company does not have any face-amount certificates outstanding.

         11. The Company does not engage in or propose to engage in the business of investing, reinvesting, owning, holding or trading in securities(4), and does not own or propose to own any "investment securities"(5) having a value in excess of 40% of the value of the Company's total assets (exclusive of Government Securities and cash) on an unconsolidated basis.

         12. The Company currently is engaged in, and intends to continue to engage in, the business of directly owning real estate (owning the fee interests in real estate, as opposed to owning securities(6) of an entity which owns the fee interests in real estate) or leasehold interests in real estate.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


-----------------------------
(2) "Securities" are defined as "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(3)      See definition of "Securities" in prior footnote.

(4)      See definition of "Securities" in prior footnote.

(5) "Investment securities" are generally defined as any securities* other than securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities (collectively, "Government Securities") and securities of majority-owned subsidiaries. A majority-owned subsidiary of a person is an entity 50% or more of the outstanding VOTING SECURITIES of which is owned by such person.

(6)      See definition of "Securities" in prior footnote.

         Executed and delivered to Baker & Hostetler LLP as of September ___, 1999.




                                        ---------------------------------------
                                        Kenneth W. Didion, Treasurer



                                        ---------------------------------------
                                        Patricia W. Pribisko, Vice President,
                                        General Counsel and Secretary

                                   SCHEDULE I


1.       An executed counterpart of the Credit Agreement.

2. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to Bank One, Michigan, in the original principal amount of $15,000,000.

3. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to PNC Bank, National Association, in the original principal amount of $15,000,000.

4. General Revolving Note, dated as of September 23, 1999, executed by the Borrower to National City Bank in the original principal amount of $30,000,000.

5. Swing Line Revolving Note, dated as of September 23, 1999, executed by the Borrower to National City Bank in the original principal amount of $10,000,000.

6. The Amended Articles of Incorporation of the Borrower, certified by the Secretary of State of the State of Ohio on September 9, 1999.

7. The Amended Code of Regulations of the Borrower, certified by the Vice President and Chief Financial Officer of the Borrower.

8. Certificate of Good Standing of the Borrower, dated September 9, 1999, certified by the Secretary of State of the State of Ohio.

9. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Credit Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

         Items 1 through 5, inclusive, are collectively referred to as the "CREDIT DOCUMENTS" .

                                    EXHIBIT E









                          ----------------------------

                                     FORM OF

                              ASSIGNMENT AGREEMENT

                          ----------------------------

                              ASSIGNMENT AGREEMENT

                               DATE:_____________


         Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

         _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE")
hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any liens or security interests, and that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement7.

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee
-------------------------
(7) If the Assignee is organized under the laws of a jurisdiction outside the United States.

referred to in section 12.4(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights (except any rights to indemnity by the Borrower) and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, and (y) all Facility Fee (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


[NAME OF ASSIGNOR],                           [NAME OF ASSIGNEE],
     as Assignor                                 as Assignee


By:___________________________                 By:______________________________
   Vice President                                 Vice President

Acknowledged and agreed.


NATIONAL CITY BANK,
       as Administrative Agent


By:___________________________
        Vice President

                                     ANNEX I
                                       FOR
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


1.  The Borrower:                   LESCO, INC.

2. Name and Date of Credit Agreement:

                           Credit Agreement, dated as of September 23, 1999, among LESCO, Inc., the Lenders from time to time party thereto, and National City Bank, as Administrative Agent.

3.  Date of Assignment Agreement:

                           --------- ---, -----

4. Amounts (as of date of item #3 above):


-----------------------------------------------------------------------------------------------------------------
                         General Revolving       General Revolving             Swing Line            Swing Line
                         Commitment              Loans                         Revolving          Revolving Loans
                                                                               Commitment
-----------------------------------------------------------------------------------------------------------------
Aggregate Amount                 $_____                  $_____                  $_____                   $_____
for all Lenders
-----------------------------------------------------------------------------------------------------------------
Assigned Share                   _____%                  _____%                  _____%                   _____%
-----------------------------------------------------------------------------------------------------------------
Amount of                        $_____                  $_____                  $_____                   $_____
Assigned Share
-----------------------------------------------------------------------------------------------------------------
Amount Retained                  $_____                  $_____                  $_____                   $_____
by Assignor
-----------------------------------------------------------------------------------------------------------------


5.  Settlement Date:

         --------- ---, ---

6.       Rate of Interest
         to the Assignee:           As set forth in section 2.8 of the Credit
                                    Agreement (unless otherwise agreed to
                                    by the Assignor and the Assignee).(8)

---------------------------

(8) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section
         2.8 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.       Facility
         Fee: As set forth in section 3.1 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).9


8.       Notices:

--------------------------------------------------------------------------------
ASSIGNOR:                                    ASSIGNEE:



Attention:__________________                 Attention:__________________
Telephone:                                   Telephone:
Facsimile:                                   Facsimile:

--------------------------------------------------------------------------------


9.       Payment Instructions:


--------------------------------------------------------------------------------
ASSIGNOR:                                     ASSIGNEE:




ABA No.:                                      ABA No.:
Account No.:                                  Account No.:
Ref.: LESCO, Inc.                             Ref.: LESCO, Inc.
Attention:__________________                  Attention:__________________
Telephone:                                    Telephone:
Facsimile:                                    Facsimile:

--------------------------------------------------------------------------------


----------------------

(9) The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in section 3.1 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fee through payment by the Assignee to the Assignor.

                                    EXHIBIT F

                         SECTION 5.4(B)(II) CERTIFICATE




         Reference is hereby made to the Credit Agreement, dated as of September 23, 1999, among LESCO, Inc., the financial institutions party thereto from time to time, and National City Bank, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                [NAME OF BANK]


                                                By:_____________________________
                                                    Title:


Dated:__________